Exhibit 10.2

Agreement of Amendment

dated as of

May 28, 2013

In accordance with Section 11.02 of the Master Repurchase Agreement (the “MR Agreement”) dated as of March 30, 2011, between Excel Mortgage Servicing, Inc. a California corporation as the Seller and Alliance Bank of Arizona, a division of Western Alliance Bank as the Buyer, the following amendments to the MR Agreement shall take effect upon execution of this Agreement of Amendment by both the Seller and the Buyer (the “Amendment”).

Section 1.  Amendments.

(a)                                 Article  II, Section 2.01, DEFINITIONS, is hereby amended by deleting the definition of “Seller’s Concentration Limit” in its entirety and inserting the following definition in lieu thereof:

““Seller’s Concentration Limit” means $40,000,000.00 at any one time.”

(b)                                 Article III, Section 3.01, REQUEST FOR PUCHASE OF MORTGAGE LOANS, is hereby amended by deleting clause (b) thereof in its entirety and inserting the following in lieu thereof:

“(b) the aggregate outstanding balance of Purchased Loans with original Mortgage Notes not in Buyer’s possession equals or exceeds an amount equal to SIXTEEN MILLION DOLLARS ($16,000,000.00),”

(c)                               The Pricing Schedule, Schedule 3, is hereby amended by deleting the Pricing Schedule with the Effective Date of 8/20/12 and any previous pricing schedules in their entirety and inserting the attached Amended Pricing Schedule, Schedule 3, with the Effective Date of 5/28/13.

(d)                              Schedule 4, FINANCIAL COVENANTS, item 1.  Tangible Net Worth. is hereby amended by deleting the “item 1” in its entirety and inserting the following in lieu thereof:

“1.  Tangible Net Worth.  The amount referenced in Section 7.11 of this Agreement is $20,000,000.00. Tangible Net Worth defined as Total Assets minus twenty-five percent (25.0%) of Mortgage Servicing Rights, minus due from Affiliates, minus Total Liabilities.”

(e)                               Schedule 4, FINANCIAL COVENANTS, item 4.  Minimum Liquidity. is hereby amended by deleting the “item 4” in its entirety and inserting the following in lieu thereof:

“4.  Minimum Liquidity.  The liquidity referenced in Section 7.14 of this Agreement is $7,000,000.00. Liquidity is defined as Cash or Cash Equivalents that is not restricted or pledged to another creditor.”

(f)                                Article VI, Section 6.01 (h) Locations: Organizational Identification Numbers. Section is hereby amended by deleting in its entirety and inserting the following in lieu thereof:

“(h)   Locations: Organizational Identification Numbers.  The Seller’s chief executive office is located at its address set forth on the signature page hereto.  The Seller’s jurisdiction of organization is California.  Within the last four completed calendar months prior to the date hereof, the Seller has not had any other chief executive office or jurisdiction of organization.  The Seller is a registered organization and its California organizational identification number is 3126082 and its federal tax employee identification number is 80-0233937.”

Section 2.   Waiver/No Default.

On the effective date of this Amendment, no Default or Event of Default shall have occurred and be continuing under the MR Agreement and each of the representations and warranties of Seller made in the MR Agreement shall be true and correct.

Section 3.   Limited Effect.

Except as expressly amended, waived and modified by this Amendment, the MR Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.  The execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the MR Agreement or any related document.

Section 4.   Counterparts.

This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart thereof.

Section 5.   GOVERNING LAW.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ARIZONA.

SELLER		BUYER
Excel Mortgage Servicing, Inc.		ALLIANCE BANK OF ARIZONA, A DIVISION OF WESTERN ALLIANCE BANK

By:	/s/ Todd Taylor	By:	/s/ Albert Thuma
Name:	Todd Taylor	Name:	Albert Thuma
Title:	Executive Vice President, CFO	Title:	Vice President
Date:		Date:

SELLER
Excel Mortgage Servicing, Inc.

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President, COO
Date:

Schedule 3
TO
MASTER REPURCHASE AGREEMENT
BETWEEN
Excel Mortgage Servicing, Inc.
AND
Alliance Bank of Arizona, A Division of Western Alliance Bank

PRICING SCHEDULE
Effective Date 5/28/2013

1)             Transaction Fees.  With respect to this Agreement, the Seller shall pay to the Buyer each of the following amounts (“Transaction Fees”):

a)             Repurchase Facility Origination Fee:  $0.00

b)             Loan Purchase Fee: $75.00 for each Purchased Loan

c)              $50.00 a day will be assessed on any Purchased Loan with respect to which Buyer is not in receipt of the original Mortgage Note evidencing such Purchased Loan within five (5) Business Days of the Purchase Date.  This fee will be assessed daily until the original Mortgage Note evidencing such Purchased Loan is received by Buyer.

2)             Pricing Rates:  With respect to any Purchased Loan, the following Pricing Rates shall apply:

a)             Purchased Loans repurchased by Seller within 30 days of its Purchase Date:  Prime Rate plus 0.75%

b)             Purchased Loans repurchased by Seller within 31-59 days of its Purchase Date:  Prime Rate plus 1.50%

c)              Purchased Loans repurchased by Seller within 60-90 days of its Purchase Date:  Prime Rate plus 3.75%

d)             Purchased Loans not repurchased by Seller within 91 days of its Purchase Date:  the lesser of (i) the Maximum Rate or (ii) Prime Rate plus 5.75%

e)              Purchased Loans that are Eligible Mortgage Aged Loans not sold or purchased by Seller within 364 days of its Purchase Date:  the lesser of (i) the Maximum Rate or (ii) Prime Rate plus 1.25%, unless an Eligible Mortgage Aged Loan has not been sold or purchased by 365 days of its Purchase Date, the Pricing Rates for b) through d) above shall apply.

3)             Minimum Pricing Rates:  With respect to any Purchased Loan the following are the Minimum Pricing Rates:

a)             Purchased Loans repurchased by Seller within 30 days of its Purchase Date:  4.00%

b)             Purchased Loans repurchased by Seller within 31-59 days of its Purchase Date:  4.75%

c)              Purchased Loans repurchased by Seller within 59-90 days of its Purchase Date:  7.00%

d)             Purchased Loans not repurchased by Seller within 91 days of its Purchase Date:  the lesser of (i) the Maximum Rate or (ii) 8.50%

e)              Purchased Loans that are Eligible Mortgage Aged Loans not sold or purchased by Seller within 364 days of its Purchase Date:  the lesser of (i) the Maximum Rate or (ii) Prime Rate plus 1.25%, unless an Eligible Mortgage Aged Loan has not been sold or purchased by 365 days of its Purchase Date, the Minimum Pricing Rates for b) through d) above shall apply.

4)             Sublimits, Purchase Price Percentage, Repurchase Date for Eligible Mortgage Loans:

Eligible Mortgage Loans	Definition	Repurchase Facility Sublimit	Purchase Price Percentage	Repurchase Date

Conforming Mortgage Loans*	Conforming mortgage loans are conventional one-to-four family residential, first lien mortgages that fully conform to all underwriting and documentation requirements of FNMA, FHLMC, or FHA/VA.	100% / No Limit	98%	75 Days from the applicable Purchase Date.

Conforming Non-Owner Occupied	Conforming mortgage loans on a property other than the mortgagor’s primary residence that conforms to all underwriting and documentation requirements of FNMA and FHLMC.	20%	98%	75 Days from the applicable Purchase Date.

Eligible Jumbo & Super Jumbo	Non-Conforming mortgage loans are standard mortgage loans secured by a one-to-four family residential, first lien mortgage but have a loan balance greater than $417,000; $625,500 in California. An approved investor commitment will be required before these loans are funded. The underlying loan can be no greater than $2MM and must have a minimum FICO of 700.	30%	97%	60 Days from the applicable Purchase Date.

FNMA / Freddie Mac HARP Loans	Maximum LTV on underlying loan of 125% for FNMA Seller Servicer. Loans must be underwritten by automated DU system or have approved investor commitment. Maximum DTI of 45%, Minimum FICO of 680. Primary and Second Homes only.	25%	95%	60 days from the applicable Purchase Date.

FHA Loans / GNMA Securitization	Maximum LTV of 100% on underlying loan. Loans must be underwritten by automated Loan Prospector system or have approved investor commitment.	100% / No Limit	98%	45 days from the applicable Purchase Date.

Aged Loans	Performing Eligible Mortgage Loan without a current Take-Out Commitment. Requires pre-approval of Buyer before Funding.	$1,000,000.00	80%	364 days from the applicable Purchase Date.

Borrowers Initial:

Alliance Bank Initial:

QUARTERLY COMPLIANCE CERTIFICATE

SELLER:	Excel Mortgage Servicing, Inc.

BUYER:	Alliance Bank of Arizona, A Division of Western Alliance Bank

TODAY’S DATE:	/ /201

REPORTING PERIOD ENDED:	month(s) ended / /201

This certificate is delivered to the Buyer under the Master Repurchase Agreement dated effective as of March 30, 2011 between the Seller and Alliance Bank of Arizona, A Division of Western Alliance Bank (the “Agreement”), all the defined terms of which have the same meanings when used herein.

I hereby certify that: (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting officer of Seller designated below; (b) to the best of my knowledge, the Financial Statements of Seller from the period shown about (the “Reporting Period”) and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of Seller as of the end of the Reporting Period and the results of its operations for the Reporting Period; (c) all of the representations and warranties made by the Seller in Article V of the Agreement are true and correct in all material respects on the date of this certificate as if made on this date; (d) a review of the Agreement and of the activities of Seller during the Reporting Period has been made under my supervision with a view to determining Seller’s compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Default or Event of Default, except as disclosed herein (which specifies the nature and period of existence of each Default or Event of  Default, if any, and what action Seller has taken, is taking, and proposes to take with respect to each); and (e) the calculations described herein evidence that the Seller is in compliance with the requirements of the Agreement at the end of the Reporting Period (or if Seller is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions Seller proposes to take with respect thereto).

Excel Mortgage Servicing, Inc.

By:

Name:

Title:

SELLER:	Excel Mortgage Servicing, Inc.

REPORTING PERIOD ENDED:	/ /201

All financial calculations set forth herein are as of the end of the Reporting Period.

I.             TANGIBLE NET WORTH

The Tangible Net Worth of Seller is:

Total Assets:	$

Minus: Amounts Due from Affiliates	$

Minus: 25% of Capitalized Mortgage Servicing Rights	$

Minus: Total Liabilities:	$

TANGIBLE NET WORTH:	$

REQUIRED MINIMUM	$20,000,000

In compliance?	☐Yes ☐No

II.            LEVERAGE RATIO

Total Liabilities:	$

Minus: Subordinated Debt	($ )

ADJUSTED TOTAL LIABILITIES

Tangible Net Worth

Plus: Subordinated Debt:

ADJUSTED TANGIBLE NET WORTH	$

ADJ. TOTAL LIABILTIES / ADJ. TANGIBLE NET WORTH :	:1

MAXIMUM PERMITTED	15:1

In compliance?	☐Yes ☐No

III.          LIQUIDITY PERCENTAGE

Unencumbered Cash and Cash Equivalents	$

Tangible Net Worth	$

CASH AND CASH EQUIVALENTS / TANGIBLE NET WORTH	%

MINIMUM REQUIRED	30%

In compliance?	☐Yes ☐No

IV.          MINIMUM LIQUIDITY

Unencumbered Cash and Cash Equivalents	$

MINIMUM REQUIRED	$7,000,000

In compliance?	☐Yes ☐No

V.            MINIMUM PROFITABILITY

Quarter End Net Profit	$

Year-to-Date Net Profit	$

MINIMUM REQUIRED	$250,000 per quarter

In compliance?	☐Yes ☐No

VI.          OTHER REQUESTED INFORMATION

Total Liabilities under all warehouse and repurchase facilities:	$

Early Purchase Facilities:	$

Total dollar value of funded loan volume (Month or Quarter)	$

Total number of loan units volume (Month or Quarter)	$

VII.         DEFAULTS OR EVENTS OF DEFAULT

Disclose nature and period of existence and action being taken in connection therewith; if none, write “None”: